SUB-ITEM 77Q1(e):

The amended Exhibit A to the Investment Advisory
Agreement dated February 7, 2008 between
Registrant and Aberdeen Asset Management Inc.
("AAMI") and the amended Exhibit A to the Subadvisory Agreement among AAMI, the
Registrant and Aberdeen Asset Managers Limited are hereby incorporated by reference to Exhibit
(d)(1)(a) and Exhibit (d)(4)(a), respectively, to Post-
Effective Amendment No. 77 to the Registrant's
Registration Statement on Form N-1A filed with the Securities and Exchange Commission on December
29, 2016 (SEC Accession No. 0001104659-16-
164234).